UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 1, 2006, Citadel Broadcasting Corporation (“Citadel”), The Bank of New York and HSBC Bank USA, National Association (“HSBC”) entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement of Resignation”) with respect to Citadel’s 1.875% Convertible Subordinated Notes due 2011 (the “Notes”). Pursuant to the terms of the Agreement of Resignation, The Bank of New York resigned as Trustee under the Indenture, dated as of February 18, 2004, between Citadel and The Bank of New York, relating to the Notes (the “Indenture”), and HSBC accepted its appointment as Trustee under the Indenture and assumed all of the rights, powers, trusts and duties of The Bank of New York thereunder. The address of the corporate trust office for HSBC is 452 Fifth Avenue, New York, New York 10018. A copy of the Agreement of Resignation is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Agreement of Resignation, Appointment and Acceptance, dated as of September 1, 2006, by and among Citadel Broadcasting Corporation, The Bank of New York and HSBC Bank USA, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: September 5, 2006	By:	/S/ JACQUELYN J. ORR
Name: Jacquelyn J. Orr
Title: General Counsel & Vice President